UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 15, 2021
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VICI Properties Inc.
(Exact Name of Registrant as Specified in its Charter)
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Maryland	001-38372	81-4177147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
535 Madison Avenue, 20th Floor
New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 949-4631

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VICI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.
Use of Proceeds of Offering and Forward Settlement; Repayment of Term Loan B Facility
As previously disclosed, on September 14, 2021, VICI Properties Inc. (the “Company”) completed a public offering relating to the issuance and sale of up to 115,000,000 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), consisting of (i) 65,000,000 shares of Common Stock offered by the Company (including 15,000,000 shares of Common Stock offered by the Company pursuant to the underwriters’ full exercise of their option to purchase additional shares), and (ii) 50,000,000 shares of Common Stock offered on a forward basis at the request of the Company by the forward sellers, in each case at a public offering price of $29.50 per share of Common Stock (the “Offering”). The Company received net proceeds from its issuance and sale of 65,000,000 shares of Common Stock in the Offering, after deducting underwriting discounts and commissions and estimated expenses, of approximately $1,859 million. Additionally, on September 9, 2021, the Company fully settled the forward sale agreement with Morgan Stanley & Co. LLC dated June 16, 2020 (as amended, the “June 2020 Forward Sale Agreement”) by physical delivery of 26,900,000 shares of the Company’s Common Stock in exchange for approximately $526.9 million in cash proceeds. The Company contributed the net proceeds from its sale of 65,000,000 shares of Common Stock and its issuance of 26,900,000 shares of Common Stock from the settlement of the June 2020 Forward Sale Agreement to VICI Properties L.P. (the “Operating Partnership”), which were further contributed to VICI Properties 1 LLC, an indirect wholly owned subsidiary of the Company (“VICI PropCo”). On September 15, 2021, approximately $2,102.5 million of such proceeds was used to repay in full the existing indebtedness (including accrued interest payable thereon) under the seven-year senior secured first lien term loan B facility originally entered into by VICI PropCo in December 2017 (the “Term Loan B Facility”). In connection with the payoff of the Term Loan B Facility, the related interest rate swap agreements were terminated and VICI PropCo incurred swap breakage costs of approximately $66.9 million. The five-year first lien revolving credit facility originally entered into by VICI PropCo in December 2017 (the “Revolving Credit Facility”) remains in place following the repayment of the Term Loan B Facility. As of the date hereof, capacity under the Revolving Credit Facility is $1,000 million, subject to compliance with the financial covenants and other applicable provisions of the Revolving Credit Facility. The Operating Partnership expects to use the remaining amount of the proceeds from the sale of 65,000,000 shares of the Company’s Common Stock and the issuance of 26,900,000 shares of Common Stock from the settlement of the June 2020 Forward Sale Agreement for general business purposes, which may include the acquisition, development and improvement of properties, capital expenditures, working capital and the repayment of indebtedness.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.
Date: September 15, 2021	By:	/s/ SAMANTHA S. GALLAGHER
Samantha S. Gallagher
Executive Vice President, General Counsel and Secretary